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                                                                    EXHIBIT 10.4

[CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTIONS OF THIS AGREEMENT HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE COMMISSION.]


         THIS AGREEMENT is effective as of the 23 day of December 1998, by and between UNIVERSITY OF EDINBURGH operating through its CENTRE FOR GENOME RESEARCH, of King's Buildings, West Mains Road, Edinburgh EH9 3JQ, United Kingdom (the "Licensor"), and DELTAGEN, INC., a corporation organized under the laws of the State of Delaware and having its principal offices at 1031 Bing Street, San Carlos, California 94070 U.S.A. (the "Licensee").

         A. WHEREAS, Licensor owns or has rights in certain technology regarding vectors and the capturing of genes.

         B. WHEREAS, Licensor wishes to grant, and the Licensee wishes to receive, an *** license under Licensor's rights in such technology to research, develop and commercialize technology and products.

         NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, the parties agree as follows:

1.   DEFINITIONS AND INTERPRETATION.

         In this Agreement and in the Recitals, unless the context otherwise requires, the following words and expressions have the following meanings:

         1.1 "Affiliate" means, with respect to any Person, any other Person which directly or indirectly controls or is controlled by or is under common control with a Party to this Agreement.

         1.2      "*** Product" means a ***.

         1.3      "*** Product" means any cell line that ***.

         1.4 "Centre" means the Centre for Genome Research of the University of Edinburgh and includes any Person who becomes, in whole or in part, its successor, substitute or assignee (which includes a Person taking by way of novation).

         1.5 "Confidential Information" means, with respect to a party, all information of any kind whatsoever (including without limitation, compilations, data, formulae, models, patent disclosures, procedures, processes, projections, protocols, results of experimentation and testing, specifications, strategies and techniques), and all tangible and intangible embodiments thereof of any kind whatsoever (including without limitation, apparatus, biological or chemical materials, *** compositions, compounds, documents, drawings, machinery, patent applications, records, reports), which is owned or controlled by such party, is disclosed by such party to the other party pursuant to this Agreement, and (if disclosed in writing or other tangible medium) is marked or identified as confidential at the time of disclosure to the receiving party or (if otherwise


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disclosed) is identified as confidential at the time of disclosure to the receiving party and described as such in writing within thirty (30) days after such disclosure.

         1.6 "Control" means ownership, directly or though one or more Affiliates, of more than fifty percent (50%) of the shares of stock entitled to vote for the election of directors, in the case of a corporation, or more than fifty percent (50%) of the equity interests in the case of any other type of legal entity, or any other arrangement whereby a party controls or has the right to control the Board of Directors or equivalent governing body of a corporation of other entity.

         1.7 "*** Product" means any product which is used in the *** and which contains a product that (x) was directly developed from the practice of any process or method within the Licensed Technology or (y) incorporates a composition of matter claimed within the Licensed Technology, and (z) is covered by one or more Valid Claims.

         1.8 "***" means any *** through the practice of a process or method within the Licensed Technology and which is covered by one or more Valid Claims.

         1.9      "***" means the *** information with respect to a Discovered
Gene.

         1.10     "*** Product" means ***.

         1.11     "Field" means the use of ***.

         1.12 "First Commercial Sale" means with respect to any Product, the first sale for use or consumption by the general public of such Product.

         1.13     "Gene Therapy Product" means any product that (a) is ***.

         1.14     ***

         1.15     *** means the relative percentage representation of the ***.

         1.16 "Information and Know-How" means all information, data and know-how relating to the Field, owned by or licensed to the Licensor prior to or during the term of this Agreement, which is not generally known including, but not limited to, formulae, sequences, procedures, protocols, methods, techniques, compositions, expertise, practice, experience, skill, technical knowledge and results of experimentation and testing, which are necessary or useful for Licensee to perform research, development or commercialization on a Product, or to make, use, sell, offer for sale, or import a Product, or to practice the methods and processes or make or use any compositions under the Patents.

         1.17 "Inventions" means and includes all patentable and unpatentable inventions, discoveries, data, information, compositions, methods, techniques, technology and other results, relating to the Field,

                  (a) possessed, created, invented, developed or acquired by the Licensor or jointly by the Licensor and the Licensee prior to the date of this Agreement; or


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                  (b)      possessed, created, invented, developed or acquired
         by the Licensor (or licensed to the Licensor) or jointly by the Licensor and the Licensee during the term of this Agreement.

         1.18 "Improvement" means any improvement, addition, enhancement, information, know-how, modification, development, invention, alteration or technical advance in or relating to any Patent, Invention or Information and Know-How (whether patentable or not) created, invented, developed or acquired by the Licensor (or licensed to the Licensor ) or jointly by the Licensor and the Licensee during the term of this Agreement, in which the Licensor has an ownership or licensable interest prior to the date of this Agreement or during the term of this Agreement.

         1.19 "Licensed Technology" means Improvements, Inventions, Information and Know-How and Patents.

         1.20 "Net Sales Price" means, with respect to any Product, the actual net selling price determined from gross invoiced sales of the Products to customers, less (a) all discounts, credits, allowances, returns and rebates to and chargebacks from the account of such customers, (b) transportation charges, freight, packaging costs and insurance costs incurred with respect to such Product, (c) cash, quantity and trade discounts and other price reductions, (d) sales, use, value-added and other taxes directly based on sale and/or time of payment, (e) customs duties, surcharges and other governmental charges incurred in connection with exportation or importation of such Product, ***.

         1.21 *** that (a) is directly developed through the use of the Licensed Technology and (b) is covered by one or more Valid Claims.

         1.22 "Parties" means the Licensor and the Licensee, and "Party" means either of the Licensor or the Licensee.

         1.23     "Patents" means :

                  (a)      (i)      Patent number 5,767,336 granted in the
                  United States of America entitled "Gene Trap Vectors Comprising a Type II Transmembrane Domain", issued August 4, 1998;

                           (ii) Patent number 5,789,653 granted in the United States of America entitled "Secretary Gene Trap", issued June 16, 1998;

                           (iii) Patent number 673,650 granted in Australia entitled "Novel Vectors and Use Thereof for Capturing Target Genes", issued March 4, 1997;

                           (iv)     ***; and

                           (v)      ***;

                  (b) all patents that have issued or in the future issue from such Original Patents and all present and future patents granted on patent applications filed in any part of the


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         Territory which correspond or relate to any of the Original patents
         (including without limitation, utility and design patents, certificates of invention, invention disclosures and statutory invention registrations);

                  (c) all present and future patents or patent applications which claim any Improvements, Inventions, or Information and Know-How, filed in any part of the Territory; and

                  (d) all divisionals, continuations, continuations in part, supplemental disclosures, renewals, reissues and extensions to any of the foregoing in subparagraphs (a) through (c) above, together with any and all patent applications relating to any of them.

         1.24 "Product" means collectively, the *** Products, *** Products, ***Products, *** Products, *** Products and *** Products.

         1.25 *** means with respect to each Product, the date, *** with respect to such Product, upon which the Lincensee has ***.

         1.26 "Royalty" means the royalty to be paid by the Licensee to the Licensor pursuant to Section 3.1 below.

         1.27 "Royalty Term" means, with respect to each Product in each country, (a) if the manufacture, use or sale of such Product in such country was at the time of the First Commercial Sale in such country covered by a Valid Claim, the term for which such Valid Claim remains in effect and would, if in an issued patent, be infringed but for the license granted by this Agreement, or
(b) otherwise, *** from the date of the First Commercial Sale of such Product in such country.

         1.28 "Sublicense" means any sublicense to Licensee's rights under the Licensed Technology granted by the Licensee pursuant to Section 2.1(b).

         1.29     "Territory" means the entire world.

         1.30     "Therapeutic Protein Product" means a product which (a) ***.

         1.31 "Third Party' means any Person other than Licensor, Licensee and their respective Affiliates.

         1.32 "Valid Claim" shall mean either a claim of an issued and unexpired patent included within the Patents, which has not been held permanently revoked, unenforceable or invalid by a decision of a court or other governmental agency of competent jurisdiction, unappealable or unappealed within the time allowed for appeal, and which has not been admitted to be invalid or unenforceable through reissue or disclaimer or otherwise.


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         INTERPRETATION

                  (a) A reference to a "Person" shall mean a natural person or individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, pool, syndicate, sole proprietorship, unincorporated organization, governmental authority, incorporated association, statutory corporation, the Crown and any other type of entity not specifically listed herein; words including singular number will include a plural number and vice versa; words including a gender will include all other genders;

                  (b) A reference in this Agreement to statute or a section of a statute includes all amendments to that statute or section passed in substitution for the statute or section referred to or incorporating any of its provisions;

                  (c) Section headings have been inserted for the purpose of guidance only, and will not be part of this Agreement;

                  (d) A reference to a Recital, Article or Section is a reference to a recital, article or section of this Agreement;

                  (e) A reference to a Person includes that Person's personal representatives, successors and permitted assigns;

                  (f) "Agreement" means this license agreement.

2.   GRANT OF LICENSE.

         2.1      EXCLUSIVE LICENSE TO LICENSEE

         In consideration of the payment of the Royalty set forth in Section 3.1 below, the Licensor hereby grants to the Licensee:

                  (a) an exclusive license in the Territory under the Licensed Technology to conduct research on, develop and commercialize the Licensed Technology, to manufacture, have manufactured, use and have used, market, sell, have sold, offer for sale, have offered for sale, import and export and have imported and exported the compositions, technology or inventions, and to practice (or practise) the processes or methods that are within or that constitute the Licensed Technology for use in the Field.

                  (b) the right to grant Sublicenses (with the right of such sublicensees to grant further sublicenses) to any of the rights referred to in paragraph (a) of this Section 2.1 to Affiliates and Third Parties, PROVIDED THAT, (a) any such Sublicense is on terms not inconsistent with the Licensor's rights under this Agreement and (b) Licensee shall be obligated to make the payments required by Section 3.1(b).


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         2.2    NOTIFICATION AND COPIES OF SUBLICENSES.

         The Licensee will notify the Licensor of the name and address of each sublicensee promptly upon the Licensee entering into a Sublicense with such sublicensee and provide to the Licensor a copy of each such Sublicense within thirty (30) days of the execution and delivery by Licensee and the relevant sublicensee of such Sublicense.

         2.3     CONTENTS OF SUBLICENSES.

         The Licensee will ensure that provisions materially similar to Sections *** are incorporated in each Sublicense.

         2.4       EXPLOITATION OF LICENSE.

         The Licensee, at its expense, will use its commercially reasonable endeavors, subject to the exercise of its commercially reasonable business judgment, to commercialize and exploit the Original Patents and to commercialize, exploit and sell Products, or to appoint sublicensees for the purpose of such commercialization, exploitation and sale. Notwithstanding this
Section 2.4, the Licensor acknowledges that the Licensed Technology, as of the date of this Agreement, may not be at a stage which is capable of commercialization or exploitation. The Licensor further acknowledges that it may be necessary for the Licensee to conduct and engage in extensive research, development and commercialization efforts in relation to the Licensed Technology before the Licensee can fulfill its obligations under this Section 2.4, and that it cannot be determined at this time whether and to what extent the Licensed Technology can be commercialized or exploited or Products can be commercialized, exploited and sold.

         2.5      AVAILABILITY OF THE LICENSED TECHNOLOGY.

         Licensor shall provide Licensee with all information available to Licensor regarding the Licensed Technology. Licensor shall provide such technical assistance to Licensee as Licensee reasonably requests regarding the Licensed Technology.

         2.6     *** LICENSES TO LICENSEE.

         If during the term of this Agreement:

                  (a) the Licensor becomes aware that a laboratory, of a department or unit of the Licensor, other than the Centre (the "Other Department") ***; or

                  (b)      the Licensor ***,

         the Licensor will in each circumstance referred to in subparagraphs (a) or (b), promptly notify the Licensee of the availability of such technology, providing a reasonably written detailed description of such technology, and Licensee shall have ***. Licensor shall provide Licensee with such information as is reasonably required by Licensee to evaluate such technology. If the Licensee notifies the Licensor in a timely manner within the 60-Day Period that the *** and twenty (20) days of Licensee's notice to Licensor, *** regarding the terms and conditions of such license agreement in good faith, ***. The


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         Licensee will be under no obligation to accept such offer of a license or to exercise its right to obtain a license under this Section 2.6. If Licensee timely provides notice to Licensor within the ***, but elects not to obtain a license under this Section 2.6, then for a period *** commencing on the date on which Licensee receives the Licensor's written notification of disclosure with respect to ***, the Licensor shall first offer each such license opportunity to Licensee on such more favorable terms. Licensee shall have sixty (60) days within which to accept or reject each such offer.

3.       ROYALTY.

         3.1       ROYALTY.

         In consideration of the licenses granted in Article 2, the Licensee shall pay to the Licensor during the Royalty Term:

                  (a) subject to the provisions of Article 4, a royalty of:

                           (i)      five percent (5%) *** in the Territory;

                           (ii)     one percent (1%) *** in the Territory;

                           (iii)    one percent (1%) *** in the Territory;

                           (iv)     one percent (1%) *** in the Territory;

                           (v)      *** in the Territory;

                           (vi)     *** in the Territory;

                           (vii) *** in the Territory; PROVIDED HOWEVER, that such royalty amount shall ****;

                           (viii)   *** in the Territory;

                           (ix)     ***in the Territory; and

                  (b) *** under any Sublicense, ***. For the avoidance of doubt it is agreed that royalties and *** for the purpose of this
         Section 3.1(b) ***.

         3.2      THIRD PARTY ROYALTIES.

         In the event that Licensee, its Affiliates or sublicensee is required to pay royalties ("Third Party Royalties") to any Third Party in any country in order to exercise its rights under this Agreement to manufacture, use, sell, offer for sale, import, commercialize or sublicense any Product or a technology which embodies, utilizes, incorporates, requires, or is produced, processed or otherwise manufactured with or infringes a Third Party technology right or an intellectual property right, *** under this Article 3 with respect to sales of such Product in such country; PROVIDED HOWEVER, that ***.


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         3.3       COMBINATION PRODUCT.

         In the event that one or more Products are sold in combination with one or more other active or material components (a "Combination Product"), the Net Sales Price, for purposes of determining Royalties on such Combination Product, ***. In the event that no such separate sales are made by Licensee, its Affiliates or its sublicensees, the Net Sales Price for royalty determinations shall be calculated by ***.

         3.4      STATEMENTS WITH ROYALTIES.

         During the term of this Agreement *** Lincensee shall furnish to Lincensor a written report showing in reasonably specific detail the items set forth below. Reports shall be due on the ninetieth (90th) day following the close of each quarter. Licensee shall keep complete and accurate records in sufficient detail to properly reflect all gross sales and Net Sales and to enable the royalties payable hereunder to be determined.
Each such quarterly statement shall contain the following information:

                           (i) the gross sales of each category of Products sold by Licensee or its Affiliates during the reporting period and the calculation of the Net Sales Price of each category of Products sold by Licensee or its Affiliates from such gross sales;

                           (ii) the royalties payable, if any, which shall have accrued hereunder based upon the Net Sales of each Product;

                           (iii) the withholding taxes, if any, required by law to be deducted in respect of such sales; and

                           (iv) the royalties payable, if any, which shall have accrued hereunder based upon the royalties received from Licensee's sublicensees for such sublicensees' sales of Products.

         3.5      PAYMENT OF ROYALTY.

         The Licensee will pay the royalties shown to have accrued by each royalty report provided for under Section 3.4 on the date such royalty report is due. Payment of royalties in whole or in part may be made in advance of such due date.

         3.6      CURRENCY AND EXCHANGE RATE.

         Each royalty payment provided for under this Agreement shall be paid in United States dollars. With respect to sales of Products invoiced in United States dollars, the gross sales, Net Sales, and royalties payable shall be expressed in United States dollars. With respect to sales of Products invoiced in a currency other than United States dollars, the gross sales, Net Sales and royalties payable shall be expressed in the domestic currency of the party making the sale together with the United States dollar equivalent of the royalty payable. The United States dollar equivalent shall be calculated using the average exchange rate (local currency per US$1) published in THE WALL STREET JOURNAL, Western Edition, under the heading "Currency Trading," on each of the last business days of each month during the applicable royalty period.


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         3.7      EXCHANGE CONTROL.

         If at any time legal restrictions prevent the prompt remittance of part or all royalties with respect to any country in the Territory where the Product is sold, Licensee shall have the right, in its sole discretion, to make such payments by depositing the amount thereof in local currency to Licensor's account in a bank or other depository institution in such country. If the royalty rate specified in this Agreement should exceed the permissible rate established in any country, the royalty rate for sales in such country shall be adjusted to the highest legally permissible or government-approved rate.

         3.8      TAXATION ON ROYALTIES.

                  (a) All income or withholding taxes levied in accordance with the tax laws in any country within the Territory on the Royalty payments to be made by the Licensee under this Agreement ***.

                  (b) *** the amount of any withholding taxes, value-added taxes or other taxes, levies or charges with respect to such amounts, payable by Licensee, its Affiliates or sublicensees, or any taxes required to be withheld by Licensee, its Affiliates or sublicensees, to the extent Licensee, its Affiliates or sublicensees pay to the appropriate governmental authority ***.

                  (c) The Licensee will furnish the Licensor with tax receipts or other certificates issued by the competent taxation office showing the payment (if any) by Licensee of such taxes, levies or other charges.

         3.9      ***.

         *** No royalty shall be payable by a sublicensee based upon such sublicensee's licensing, making, using, offering for sale, importing or sale of a product or service derived from such sublicensee's use ***.

         3.10 AUDITING STATEMENTS.

         Any statement provided under Section 3.4 will, if reasonably required by the Licensor, be certified as correct by the Chief Financial Officer of the Licensee, or if the Licensee does not have a Chief Financial Officer, by a Person reasonably approved by the Licensor for this purpose, in each case, to the actual knowledge of such Officer or Person.

         3.11 RECORDS.

         The Licensee shall maintain for a period of three (3) years separate and accurate records and accounts of the manufacture and sale of the Products, the Net Sales of such Products, and any other information reasonably required by the Licensor relevant to the products manufactured and sold and the determination of Net Sales. Such separate and accurate records and accounts shall be in reasonably sufficient detail.


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         3.12 AUDITING OF RECORDS.

         The Licensee will upon reasonable notice and during ordinary business hours, permit and give all reasonable assistance to an independent certified public accounting firm of nationally recognized standing, selected by Licensor and reasonably acceptable to Licensee, at Licensor's cost, to have access on a confidential basis to all or any of such records required to be maintained by the Licensee under Section 3.11 as may be reasonably necessary to verify the accuracy of the royalty reports hereunder for any year not ending more than twenty-four (24) months prior to the date of such report. The accounting firm shall disclose to Licensee only whether the reports are correct or not and the specific details concerning any discrepancies. No other information shall be shared.

         3.13 AUDITING OF SUBLICENSEES' RECORDS.

         The Licensee will (to the extent possible), if reasonably requested by the Licensor, at Licensor's cost, audit such records kept by any sublicensee pursuant to any Sublicense under this Agreement for the purpose of verifying Royalty payments made by the Licensee to the Licensor.

         3.14 CONFIDENTIAL FINANCIAL INFORMATION.

         Licensor shall treat all financial information subject to review under this Article 3 as confidential, and shall cause its accounting firm to retain all such financial information in confidence under Article 9 below.

         4.       ***

         *** as set forth below in this Article 4. If during (a) the period commencing on the *** the aggregate amount of Royalties paid to the Licensor under this Agreement is less than *** the Licensee shall, within sixty (60) days of the end of such anniversary period, pay to the Licensor the *** paid in a year against the royalties payable to the Licensor under Article 3 above and Licensor shall have the further *** credits which remain unused in any royalty period to the following year.

5.       PATENT APPLICATION.

         5.1     PATENT PROSECUTION.

         During the term of this Agreement, the Licensor and the Licensee will reasonably consult and cooperate together on actions to be taken with regard to filing and the prosecution of patent applications in the Territory with respect to the Licensed Technology. Licensee shall have the right (but not the obligation) to control, at its sole cost and discretion, the preparation, filing, prosecution and maintenance of all patents and patent applications related to the Licensed Technology in each country within the Territory, unless the parties otherwise agree. If Licensee elects not to control the preparation, filing, prosecution or maintenance of a patent or patent application for the Licensed Technology in any country within the Territory, the Licensor shall then have the right to do so. Licensee shall give Licensor an opportunity to review and comment on the text of each patent application subject to this Section 5.1 before filing, and shall supply Licensor with a copy of such patent application as filed, together with notice of its filing date and


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serial number.

         5.2     PATENTS IN NAME OF LICENSOR.

         Unless otherwise agreed in writing between the Parties, or unless otherwise required by the legislation of a particular country in which a patent application in respect of any Licensed Technology may be made, all patents solely developed, created or invented by the Licensor (except for patents on jointly owned inventions, which will be jointly owned by the parties and prosecuted in the joint names of the Licensor and Licensee) will be solely owned by the Licensor and will be prosecuted in the name of the University and the Parties will make all reasonable efforts to ensure that all documents and things are executed and done by Parties or their employees, agents or representatives to secure the grant of such patents in the name of the Licensor.

         5.3    DUE DILIGENCE IN PROSECUTING APPLICATIONS.

         Each Party will use all reasonable efforts and exercise due diligence in prosecuting any patent application under Section 5.1 in full accordance with all the relevant laws and requirements of the country concerned and each will keep the other informed of all official actions and responses arising out of the prosecution of such patent application.

         5.4    COSTS OF PATENT PROSECUTION.

         For so long as the Licensee retains the exclusive license granted under
Section 2.1 during the term of this Agreement, the Licensor will have the right to seek reimbursement from the Licensee of all reasonable patent application prosecution expenses it may incur after the date of this Agreement in connection with the prosecution of any patent application under the Licensed Technology in the Territory, unless the Licensee notifies the Licensor in writing of Licensee's intention not to include such patent application to which such expenditure may relate under the Licensed Technology; ***.

         5.5     PARTIES TO ASSIST IN PROSECUTION.

         The Licensor and the Licensee each agree to give the other all assistance (including the execution of all lawful papers and instruments, the making of all rightful oaths and declarations and the taking of all actions) as may be reasonably necessary in the preparation, filing, prosecution or maintenance of all patents, patent applications and filings under this Article 5.

6.   REGISTRATION.

         During the term of this Agreement, the Licensor, at the request of the Licensee, shall execute all lawful papers and instruments, make all rightful oaths and declarations and take all reasonable actions, to enable the Licensee at its expense, to become duly registered, licensed or otherwise legally designated in any country in the Territory, as an exclusive licensee under the Licensed Technology.


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7. LICENSEE'S ENHANCEMENTS.

         7.1      LICENSEE'S ENHANCEMENTS PROPERTY OF LICENSEE.

         All inventions, enhancements and improvements to the Original Patents or the Licensed Technology, originated developed, created, discovered or invented by the Licensee, and all unpatentable and patentable inventions, processes, formulae, technical information, compositions, compounds, methods, expertise, know-how, practice, experience, skill and technical knowledge relating to the Field which is originated, developed, created, discovered or invented by the Licensee (collectively, the "Licensee's Technology") shall be solely owned by the Licensee and all right, title and interest thereto and therein shall vest in and be the exclusively property of the Licensee.

         7.2      NON-EXCLUSIVE LICENSE OF LICENSEE'S TECHNOLOGY TO LICENSOR.

         In consideration for the licenses granted by the Licensee to the Licensor hereunder, during the term of this Agreement, the Licensor shall have the right to negotiate with the Licensee for a Licensor during the term of this Agreement a nontransferable, nonassignable, non-sublicensable, nonexclusive license under the Licensee's Technology for the sole purpose of conducting non-commercial, internal research in the Field at the Licensor's facilities.

8.       STANDARDS OF MANUFACTURE AND LABELING.

         8.1      COMPLIANCE WITH STANDARDS.

         The Licensee will use all reasonable efforts to manufacture the Products according to the requirements and specifications of any reasonably applicable standards set forth by the country and the part of the Territory where the particular Product is to be sold and the Licensee shall use all reasonable efforts to not sell any Products that do not meet such specifications and requirements.

         8.2     INDEMNITY.

         Except as provided in Section 10.2, the Licensee shall indemnify the Licensor against all liabilities, damages, costs or expenses, including reasonable attorneys' fees and costs, in respect of all claims, demands, actions, proceedings or prosecutions which may be brought, commenced or prosecuted against the Licensor by a Third Party, relating to or arising out of the manufacture, sale or commercial utilization of the Products by Licensee, its Affiliates and its sublicensees.

         8.3      INSURANCE.

         In the event that insurance is available at commercially reasonable rates, the Licensee will at all times following the First Commercial Sale of a Product, maintain and keep current in respect of the Licensee's manufacture and sale of the Products, product liability insurance obtained from a reasonably reputable insurer and shall make available to the Licensor such policy for inspection upon reasonable request by the Licensor.


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

9.   SECRECY OBLIGATIONS.

         9.1 CONFIDENTIALITY.

         Subject to Section 9.2, during the term of this Agreement and for five
(5) years thereafter, each Party undertakes to the other Party to maintain in confidence and not disclose to any third party all Confidential Information of the other party and to ensure that its employees, agents, contractors, subcontractors, solicitors and other advisers keep the Confidential Information confidential and do not disclose it to any third party.

         9.2       EXCEPTIONS.

         A Party (the "Recipient") may reveal Confidential Information of the other Party (the "Provider") which the Recipient establishes:

                  (a) is required by law to be revealed, provided that the Recipient immediately notifies the Provider of the requirement and takes lawful steps to permit the Provider with an opportunity to oppose or restrict such disclosure to preserve as far as possible the confidentiality of the Confidential Information;

                  (b) is in or enters the public domain other than through a breach of this Agreement; or

                  (c) is revealed to a sublicensee under a sublicense which complies in all respects with the provisions of this Agreement including, without limitation, the provisions of Section 2.3; and

                  (d) was known to the Recipient before its disclosure by the provider;

                  (e) is furnished to the Recipient by a third party legally entitled to furnish such information and not under an obligation of confidentiality to the Provider; or

                  (f) was independently developed by employees or agents of the Recipient without access to or use of such information disclosed by the Provider to the Recipient.

         9.3      DISCLOSURE OF TERMS AND CONDITIONS OF THIS AGREEMENT.

         Except as otherwise provided in Section 9.2 above, Licensor and Licensee shall not disclose any terms or conditions of this Agreement to any Third Party without the prior consent of the other party, PROVIDED THAT, either party may disclose the terms and conditions of this Agreement in connection with such party's merger, consolidation, change in control, sale of all or substantially all its assets, an equity investment in such party by a Third Party or such party's disclosure obligations pursuant to applicable disclosure laws, rules or regulations. Notwithstanding the foregoing, prior to execution of this Agreement, Licensor and Licensee shall agree upon the substance of information that can be used to describe the terms of this transaction, and Licensor and Licensee may disclose such information, as modified by mutual agreement from time to time, without the other party's consent.


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

10.      REPRESENTATIONS AND WARRANTIES.

         10.1 BY EACH PARTY. Each party hereby represents and warrants to the other party as follows:

                  (a) Such party is duly organized, validly existing and in good standing under the laws of the state in which it is organized.

                  (b) Such party (a) has the power and authority and the legal right to enter into this Agreement and to perform its obligations hereunder, and (b) has taken all necessary action on its part to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder. This Agreement has been duly executed and delivered on behalf of such party, and constitutes a legal, valid, binding obligation, enforceable against such party in accordance with its terms.

                  (c) All necessary consents, approvals and authorizations of all governmental authorities and other Persons required to be obtained by such party in connection with this Agreement have been obtained.

                  (d) The execution and delivery of this Agreement and the performance of such party's obligations hereunder (a) do not conflict with or violate any requirement of applicable laws or regulations, and
         (b) do not conflict with, or constitute a default under, any contractual obligation of it.

         10.2 BY LICENSOR. The Licensor hereby represents, warrants and covenants to the Licensee that:

                  (a) except as may otherwise be expressly notified to the Licensee in writing, the Licensor has and for the duration of this Agreement, will continue to have full right and title to the Patents, the Patent Applications, the Inventions, the Information, the Know-How, the Improvements and the Licensed Technology, except to the extent co-owned with Licensee;

                  (b) the Licensor has the right to grant the license and sublicense rights under this Agreement to the Licensee and the Licensee's sublicensees;

                  (c) the Licensor is entitled to make all patent applications which it has made, and the Licensor has not made knowing use of any intellectual property or other rights of any third party in the making of the patent applications;

                  (d) all Patent Applications filed by the Licensor at the date of this Agreement have to the best knowledge of the Licensor been made in the prescribed form and in the prescribed manner;

                  (e) the Patents, the Patent Applications, the Inventions, the Information, the Know-How and the Improvements include or will include all technology owned by or registered in the name of the Licensor or to which the Licensor is beneficially entitled on


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

         or relating to the Field and possessed, invented, developed or acquired by or for the Licensor;

                  (f) all Inventions, Information, Know-How and Improvements supplied to the Licensee by the Licensor will be to the best of the knowledge and belief of the Licensor true, accurate, reliable and up-to-date; and

                  (g) Licensor (a) is the sole owner or exclusive licensee of the Licensed Technology, and except as Licensor has expressly informed Licensee in writing prior to the date of this Agreement, has not granted to any Third Party any license or other interest in the Licensed Technology; (b) is not aware of any Third Party patent, patent application or other intellectual property rights that would be infringed (i) by practicing any process or method or by making, using or selling any composition which is claimed or disclosed in the Patents or which constitutes Information and Know-How, or (ii) by making, using or selling Products; and (c) is not aware of any infringement or misappropriation by a Third Party of the Licensed Technology.

         10.3 INDEMNITY.

         The Licensor will indemnify the Licensee (including its employees, agents and representatives) throughout the term of this Agreement against legal liability, and against the costs of any claims or actions arising under this Agreement to the extent that the liability is directly caused by negligent acts or by omissions of the Licensor in the carrying out of its obligations under this Agreement or is caused by a breach of any warranty, representation or covenant given by the Licensor under this Agreement.

11.      FAILURE TO GRANT OR SUBSEQUENT REVOCATION OF TRUST.

         11.1 ***

         If as a result of the *** the Licensee, its Affiliates or any of the Licensee's sublicensees in such part of the Territory is significantly adversely affected with regard to the research, development, commercialization, manufacture, use, import, offering for sale, sale or profitability of a Product, *** (i) through an order of a court, other governmental or administrative order
(A) against which no appeal can be taken declaring the relevant patents invalid, unenforceable or otherwise (as the case may be) or (B) refusing to grant or recognize the relevant Patent, Patent Application or other intellectual property right under the Licensed Technology becomes final, (ii) through a law, regulation or statute or (iii) otherwise; PROVIDED HOWEVER, *** if the Licensee reasonably demonstrates to the Licensor good and sufficient reason for such reduction.

         11.2 ***

         *** the Royalties payable to the Licensor by Licensee under this Agreement *** and this Agreement shall be deemed automatically amended accordingly.


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

12.      PATENT INFRINGEMENT.

         12.1 NOTIFICATION OF INFRINGEMENT.

         Each party shall notify the other party of any infringement in the Territory known to such party of any Patents and shall provide the other party with the available evidence, if any, of such infringement.

         12.2 ENFORCEMENT OF PATENT RIGHTS.

         Licensee, at its sole expense, shall have the right to determine the appropriate course of action to enforce all intellectual property rights within the Licensed Technology (including without limitation, any Patent, patent right, trade secret right, or other right) or otherwise abate the infringement thereof, to take (or refrain from taking) appropriate action to enforce all intellectual property rights within the Licensed Technology, to control any litigation or other enforcement action and to enter into, or permit, the settlement of any such litigation or other enforcement action with respect to the intellectual property rights within the Licensed Technology, and shall consider, in good faith, the interests of Licensor in so doing. If Licensee does not, within one hundred twenty (120) days of receipt of notice from Licensor, abate the infringement or file suit to enforce the intellectual property rights within the Licensed Technology against at least one infringing party in the Territory, Licensor shall have the right to take whatever action it deems appropriate to enforce such intellectual property rights within the Licensed Technology; PROVIDED, HOWEVER, that, within thirty (30) days after receipt of notice of Licensor's intent to file such suit, Licensee shall have the right to jointly prosecute such suit and to fund up to one-half (1/2) the costs of such suit. The party controlling any such enforcement action shall not settle the action or otherwise consent to an adverse judgment in such action that diminishes the rights or interests of the non-controlling party without the prior written consent of the other party. All monies recovered upon the final judgment or settlement of any such suit to enforce the intellectual property rights within the Licensed Technology shall be shared, after reimbursement of expenses, by Licensor and Licensee PRO RATA according to the respective percentages of costs borne by each in such suit. Notwithstanding the foregoing, Licensor and Licensee shall fully cooperate with each other in the planning and execution of any action to enforce the intellectual property rights within the Licensed Technology.

         12.3 NOTIFICATION.

         In the event either Party asserts a claim or institutes an action as a result of an actual or apparent infringement of any intellectual property right within the Licensed Technology, such party will immediately notify the other party.

         12.4 ASSISTANCE.

         Either Party (the "Cooperating Party") will if required by a Party asserting a claim or prosecuting an action pursuant to this Article 12 (the "Asserting Party"), lend its name and will otherwise do all acts and things the Asserting Party may reasonably require to assist the Asserting Party in performing its obligations under this Article 12. Without limiting the preceding sentence, the Cooperating Party will execute all documents and do all things reasonably necessary to aid and co-operate in the prosecution of any action bought by the


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

Asserting Party pursuant to Article 12.

13.      TERMINATION.

         13.1 EXPIRATION.

         Subject to the provisions of Sections 13.2 and 13.3 below, this Agreement shall expire on the expiration of Licensee's obligation to pay royalties to the Licensor under Section 3.1 above.

         13.2 TERMINATION BY LICENSOR.

         The Licensor may at any time terminate this Agreement upon the happening of any of the following events (other than a "Force Majeure Event"):

                  (a) if an order is made or a resolution passed for the winding up or the dissolution without winding up or liquidation of the Licensee, provided always that default shall not be deemed to have occurred where the winding up, dissolution or liquidation is for the purpose of a reorganization, merger, consolidation, reconstruction or amalgamation and the scheme for such a reorganization, merger, acquisition, consolidation, reconstruction or amalgamation requires the surviving entity to assume all of the Licensee's liabilities hereunder;

                  (b) if default is made by the Licensee in payment of Royalty, and where such default is not remedied within ninety (90) days after written notice specifying such default and requiring the Licensee to remedy the same has been given by the Licensor to the Licensee; or

                  (c) if material default is made by the Licensee in performance or observance of any material provision of this Agreement other than a default referred to in subparagraph (b) above, and where such default is capable of remedy such default is not remedied within one hundred and eighty (180) days after written notice specifying such default and requiring the Licensee to remedy the same has been by the Licensor to the Licensee.

         13.3 TERMINATION BY LICENSEE.

         The Licensee may at any time terminate this Agreement:

                  (a) by notice if material default is made by the Licensor in the performance or observance of any provision of this Agreement, and where such default is capable of remedy such default is not is not remedied within ninety (90) days after written notice specifying such default and requiring the Licensor to remedy the same has been given by the Licensor; PROVIDED HOWEVER, that Licensee shall also have the right to elect not to terminate this Agreement and during the period of such material default by Licensor under this paragraph (a) ***

                  (b) in its sole discretion, on a Product-by-Product basis or otherwise, upon thirty (30) days prior written notice to Licensor.


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

14.      EFFECTS OF TERMINATION.

         14.1 EFFECTS OF TERMINATION.

         Upon terminating of this Agreement for any reason whatsoever:

                  (a) each Party will return to the other Party all of the second mentioned Party's Confidential Information in the possession or under the control, or in the possession or under the control of the servants or agents of the mentioned Party.

                  (b) subject to paragraph (c) of this Section 14.1 neither Party will have any further rights in relation to the other Party's Confidential Information whether under common or other law, statute or otherwise and, each Party will, at its own expense, execute and deliver to the other Party such instruments and take all other action as the other Party deems reasonably necessary to ensure the termination of any such rights, and to vest every interest in the Confidential Information in the Party owning that Confidential Information.

                  (c) any Sublicense will remain in full force and effect provided the sublicensee is not in breach of the Sublicense and performs all reasonable actions required by the Licensor to effect a novation of the Sublicense to the Licensor;

                  (d)      Sections 3.14, 8.2, 8.3, 10.2, 10.3, 14.1 and
         Articles 9, shall survive any termination or expiration of this Agreement;

                  (e) Section 3 will continue in force and effect until all applicable Royalties payable under this Agreement are paid.

         14.2 ACCRUED RIGHTS AND OBLIGATIONS.

         Upon expiration of this Agreement, Licensee shall have a paid-up, *** license (with the right to grant sublicenses) under the Licensed Technology to make, use, sell, offer for sale, import, develop and commercialize Products. Expiration or termination of this Agreement will not affect any rights or obligations which may have accrued, to either Party, prior to the date of such termination.

15.  GENERAL.

         15.1 WAIVER.

         Any waiver or other indulgence by either Party in respect of any obligation of the other party under this Agreement will operate only if in writing and will apply only to the specified instance, and will not constitute a waiver of or an indulgence in respect of any other right or obligation under this Agreement.


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

         15.2 ENTIRE AGREEMENT.

         This Agreement constitutes the whole and entire agreement between the Parties and replaces all previous representations, understandings or arrangements given or made by the Parties, whether oral or in writing.

         15.3 ASSIGNMENT.

         Neither Party will assign all or any of its rights under this Agreement without the prior written consent of the other Party, which consent must not be unreasonably withheld, except that the Licensee may assign its rights without consent to any party with which it may merge or consolidate or to which it may transfer all or substantially all of its assets, provided other such party agrees in writing to assume all of the Licensee's obligations hereunder.

         15.4 APPLICABLE LAW.

         This Agreement is governed by and to be construed according to the laws of the State of New York without regard to the conflicts of laws principles thereof.

         15.5 AMENDMENTS.

         This Agreement may not be varied except in writing signed by the Parties.

         15.6 SEVERABILITY.

         If any Provision of this Agreement is held by a court to be unlawful, invalid, unenforceable or in conflict with any rule of law, statute, ordinance or regulation, the validity and enforceability of the remaining provisions will not be thereby affected.

         15.7 FORCE MAJEURE.

         Neither Party shall be held liable or responsible to the other party nor be deemed to have defaulted under or breached this Agreement for failure or delay in fulfilling or performing any term of this Agreement to the extent, and for so long as, such failure or delay is caused by or results from causes beyond the reasonable control of the affected Party, including but not limited to fire, floods, embargoes, war, acts of war (whether war be declared or not), insurrections, riots, civil commotions, strikes, lockouts or other labor disturbances, acts of God or acts, omissions or delays in acting by any governmental authority or the other Party.

         15.8 NOTICES.

         Any consent, notice or report required or permitted to be given or made under this Agreement by one of the parties hereto to the other party shall be in writing, delivered personally or by facsimile (and promptly confirmed by personal delivery, first class mail (or materially similar mail) or courier), first class mail or courier, postage prepaid (where applicable), addressed to such other party at its address indicated below, or to such other address as the addressee shall have last furnished in writing to the addressor and (except as otherwise provided in this Agreement) shall be effective upon receipt by the addressee.


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

                  If to Licensor:   ***

                  Address:          ***

                  Facsimile:        ***

                  If to Licensee:   ***

                  Address:          ***

                  Facsimile:        ***

                  (a) if given by hand, will be deemed to have been given on the day it was so delivered;

                  (b) if given by mail, will be deemed to have been given seven clear business days after being sent pre-paid mail;

                  (c) if given by facsimile, will be deemed to have been given on the day on which the facsimile is sent and the sender's machine records that the transmission has been received by the recipient's facsimile machine and, a hard copy of the relevant notice shall be sent to the recipient by first class pre-paid mail within twenty-four (24) hours of a successful transmission report by the sender's facsimile machine.

         15.9     FURTHER AGREEMENTS.

         Each Party shall execute, acknowledge and deliver such agreements, deeds and documents and do or cause to be done all such other acts and things as shall be necessary or appropriate to give effect to this Agreement or to carry out the purposes and intent of this Agreement.

         15.10    CHARGES.

         All stamp duties and governmental charges arising out of or incidental to this Agreement (other than charges with respect to the payment of income taxes by Licensor) shall be the responsibility of and payable by the Licensee.


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

         IN WITNESS WHEREOF the Parties have executed this Agreement on the date and in the year first above written.

                             UNIVERSITY OF EDINBURGH


                             By: /s/ M.D. Cornish
                                -----------------------------------------------

                             Name: M.D. Cornish
                                  ---------------------------------------------

                             Title: Deputy Secretary
                                   --------------------------------------------


                             DELTAGEN, INC.


                             By: /s/ William Matthews, Ph.D.
                                -----------------------------------------------

                             Name:  William Matthews
                                  ---------------------------------------------

                             Title: President and Chief Executive
                                   --------------------------------------------


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